Exhibit 10.1

AMENDMENT NUMBER FOUR TO BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER FOUR TO BUSINESS FINANCING AGREEMENT (this “Amendment”), dated and effective as of April 29, 2015, is entered into by and among BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and LILIEN SYSTEMS, a California corporation (“Lilien”), SYSOREX GOVERNMENT SERVICES, INC., a Virginia corporation (“SGSI”), SYSOREX FEDERAL, INC., a Delaware corporation (“SFI”), SYSOREX GLOBAL HOLDINGS CORP., a Nevada corporation (“Parent”), SHOOM, INC., a California corporation (“Shoom”), and AIRPATROL CORPORATION, a Nevada corporation (“Air Patrol”) (Lilien, SGSI, SFI, Parent, Shoom, and Air Patrol are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A. Lilien and SGSI, on the one hand, as Borrowers, and Lender, on the other hand, previously entered into that certain Business Financing Agreement, dated as of March 15, 2013, as amended by that certain Amendment Number One to Business Financing Agreement, Waiver of Defaults and Consent, dated as of August 29, 2013, that certain Amendment Number Two to Business Financing Agreement, Waiver and Consent, dated as of May 13, 2014 to be effective as of April 16, 2014, and that certain Amendment Number Three to Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014 (as so amended, the “Agreement”);

B. In connection with the Agreement, each of SFI, Parent, Shoom, and Air Patrol, among other parties, executed and delivered to Lender a Guaranty with respect to the obligations of Lilien and SGSI owing to Lender.

C. Borrowers have requested that (1) each of SFI, Parent, Shoom, and Air Patrol become Borrowers under the Agreement, (2) Lender increase the Credit Limit to $10,000,000, (3) Lender extend a new term loan to Borrowers in the amount of $2,000,000, and (4) make certain other changes to the reporting requirements and financial covenants, and Lender has agreed with such requests, subject to the terms and conditions set forth in this Amendment.

D. All Subordinated Debt has been repaid in full.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1. Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Joinder of New Borrowers. (a) Each of SFI, Parent, Shoom, and Air Patrol (collectively, “New Borrowers” and each a “New Borrower”), by its signature below, becomes a "Borrower"" under the Agreement with the same force and effect as if originally named therein as a "Borrower", and each New Borrower hereby (a) agrees to all of the terms and provisions of the Agreement applicable to it as a "Borrower" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Borrower" thereunder are true and correct. In furtherance of the foregoing, each New Borrower hereby (a) jointly and severally unconditionally and irrevocably agrees to pay, as a primary obligor and not merely as a surety, when due, whether upon maturity, acceleration, or otherwise, all of the Obligations, and (b) unconditionally grants, assigns, and pledges to Lender, to secure the Obligations, a continuing security interest in and to all of such New Borrower's right, title and interest in and to the Collateral. Each reference to a "Borrower" in the Agreement shall be deemed to include New Borrowers. The Agreement is incorporated herein by reference.

(b) Each New Borrower authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Borrower also hereby ratifies any and all financing statements or amendments previously filed by Lender in any jurisdiction in connection with the Agreement.

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(c) Each New Borrower represents and warrants to Lender that this Amendment has been duly executed and delivered by such New Borrower and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. Amendment to Section 1.8. The last sentence of Section 1.8 of the Agreement is hereby amended in its entirety as follows:

Upon the Revolving Advances Maturity Date, the amount of Letters of Credit Obligations shall be secured by unencumbered cash in an amount not less than 110% of the amount of Letters of Credit Obligations on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

4. Amendment to Section 1.9. Section 1.9 of the Agreement is hereby amended by adding the following at the end thereof:

Upon the Revolving Advances Maturity Date, the entire Cash Management Sublimit shall be secured by unencumbered cash in an amount not less than 110% of the amount of the Cash Management Sublimit on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

5. Amendment to Section 1.10. Section 1.10 of the Agreement is hereby amended by adding the following at the end thereof:

Upon the Revolving Advances Maturity Date, all FX Forward Contracts shall be secured by unencumbered cash in an amount not less than 110% of the amount of all FX Forward Contracts on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

6. New Sections 1.14 and 1.15. New Sections 1.14 and 1.15 are hereby added to the Agreement immediately following Section 1.13 thereof, as follows:

1.14	Term Advance B. Subject to the terms and conditions hereof, Lender agrees to make a term loan ("Term Advance B") to Borrowers on the Term Advance B Closing Date, in an amount equal to the Term Advance B Commitment. As used herein, "Term Advance B Closing Date" means the date when each of the conditions to effectiveness of the Fourth Amendment has been fulfilled to the satisfaction of Lender, and Lender has deposited the proceeds of the Term Advance B into Borrowers' deposit account maintained with Lender.

1.15	Amortization of Term Advance B. Borrowers shall pay equal monthly principal reduction payments on the Term Advance B, each in the amount of $55,555.56. Each such principal payment shall be due and payable on the first day of each month commencing May 1, 2015 and continuing on the first day of each succeeding month. On the Term Advance B Maturity Date, Borrowers shall pay the entire remaining outstanding principal balance of the Term Advance B in full. Borrowers may prepay the Term Advance B at any time, in whole or in part, without penalty or premium, except as otherwise provided in Section 2.2(a). All principal amounts so repaid or prepaid may not be reborrowed. All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 1.15 in inverse order of maturity.

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7. Amendments to Sections 2.2(a) and (b). Sections 2.2(a) and (b) of the Agreement are hereby amended in their entirety as follows:

(a)	Termination Fee. In the event this Agreement is terminated prior to April 29, 2016, Borrowers shall pay the Termination Fee to Lender; provided that if this Agreement, following Borrowers’ request and the consent of Lender (which consent shall not be unreasonably withheld), is transferred to an operating division of Lender other than the Capital Finance Group, the transfer will not be deemed a termination resulting in the payment of the Termination Fee; provided that Borrowers agree, at the time of transfer, to the payment of comparable fees in an amount not less than that set forth in this Agreement, and provided further than such transfer is not as a result of an Event of Default.

(b)	Facility Fee. Borrowers shall pay the Facility Fee to Lender promptly upon the execution of Fourth Amendment and annually thereafter.

8. Amendment to Section 2.2(g). Section 2.2(g) of the Agreement is hereby amended in its entirety as follows:

(g)	Due Diligence Fee. Borrowers shall pay the Due Diligence Fee to Lender promptly upon the execution of the Fourth Amendment and annually thereafter.

9. Amendment to Section 4.8. Section 4.8 of the Agreement is hereby amended in its entirety as follows:

4.8	Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrowers to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)	Within 120 days of the fiscal year end, the annual financial statements of Parent, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion reasonably satisfactory to the Lender) by a Registered Public Accounting Firm of nationally recognized standing or a Certified Public Accountant reasonably acceptable to Lender. The statements shall be prepared on a consolidated basis.

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(b)	Within 50 days of the fiscal quarter end, the quarterly financial statements of Parent, certified and dated by an authorized financial officer. These financial statements may be unaudited but must be reviewed by a Registered Public Accounting Firm of nationally recognized standing or a Certified Public Accountant reasonably acceptable to Lender. The statements shall be prepared on a consolidated basis.

(c)	No later than 30 days after the end of each fiscal month (including the last period in each fiscal year), monthly financial statements of Parent, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidating and consolidated basis.

(d)	Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by any Borrower to or from Borrowers’ auditor. If no management letter is prepared, Borrowers shall, upon Lender’s request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(e)	Electronic copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Parent concurrent with the date of filing with the Securities and Exchange Commission, as applicable.

(f)	Consolidating and consolidated financial projections covering a time period acceptable to Lender and specifying the assumptions used in creating the projections. Annual consolidating and consolidated projections shall in any case be provided to Lender no later than 60 days following the beginning of each fiscal year.

(g)	Within 30 days of the end of each month, a compliance certificate of Borrowers, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrowers are taking and propose to take with respect thereto.

(h)	Within 20 days after the last day of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the each calendar month.

(i)	Within 20 days after the last day of each calendar month, a detailed aging of each Borrower’s and Parent’s receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, cash receipts journal, sales journal, and such other matters as Lender may request.

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(j)	Within 30 days after the last day of each calendar month, a deferred revenue schedule.

(j)	Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to each Borrower and as to each Guarantor as Lender may request.

10. Amendments to Section 4.12. Section 4.12 of the Agreement is hereby amended in its entirety as follows:

4.12	Maintain Borrowers’ combined financial condition as follows in accordance with GAAP, with compliance determined commencing with Borrowers’ financial statements for the period ended April 30, 2015:

(a)	Consolidated unrestricted cash balances at Lender at all times in an amount not less than $1,000,000, tested as at the end of each month.

(b)	Adjusted EBITDA not at any time less than the amount set forth in the table below opposite the applicable fiscal quarter:

Fiscal Quarter Ending	Minimum Quarterly Adjusted EBITDA
June 30, 2015	$0 for the fiscal quarter ending on such date
September 30, 2015	$500,000 for the six fiscal month period ending on such date
December 31, 2015	$1,000,000 for the six fiscal month period ending on such date

11. Amendment to Section 4.14. Section 4.14 of the Agreement is hereby amended in its entirety as follows:

4.14	Not issue any Ownership Interests. Notwithstanding the foregoing, except with respect to any Restricted Payments, the Parent shall not be prohibited from issuing any Ownership Interests.

12. Amendment to Section 7.1. A new clause (o) is hereby added to Section 7.1 of the Agreement immediately following clause (n) thereof, as follows:

(o)	Failure to Agree Upon Covenants. Any covenant in Section 4.12 becomes inapplicable due to the lapse of time, and Borrowers and Lender fail to come to an agreement acceptable to Lender in Lender's sole discretion to amend the covenant to apply to future periods; provided that no Event of Default shall occur under this clause (o) if Lender and Borrower have used commercially reasonably best efforts to establish covenants for Section 4.12 for the fiscal quarter ending March 31 of each year by January 31 of such year, and covenants for Section 4.12 for the full year by March 31 of such year.

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13. Amendments to Section 12.1.

(a) The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Account Balance” means at any time the aggregate of the Revolving Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Advance” means a Revolving Advance, the Term Advance, or the Term Advance B, as the context requires, and “Advances” means all Revolving Advances, the Term Advance, and the Term Advance B.

“Credit Limit” means $10,000,000, which is intended to be the maximum amount of Revolving Advances that may be outstanding at any time.

“Finance Charge” means for each Monthly Period an interest amount equal to the sum of (a) the Finance Charge Percentage of the average daily Account Balance outstanding during such Monthly Period, plus (b) the Finance Charge Percentage of the average principal balance of the Term Advance outstanding during such period, plus (c) the Finance Charge Percentage of the average principal balance of the Term Advance B outstanding during such period.

“Finance Charge Percentage” means (a) with respect to Revolving Advances, a rate per year equal to the Prime Rate plus 2.00 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, and (b) with respect to the Term Advance and the Term Advance B, a rate per year equal to the Prime Rate plus 2.00 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Guarantor(s)” means, individually or collectively as the context requires, every Person who now or hereafter executes a guaranty in favor of Lender with respect to the Obligations.

“Permitted Investments” means Investments by any Borrower in any other Borrower or any subsidiary of any Borrower; provided that Investments in Sysorex Arabia LLC, a Saudi Arabia company, and a subsidiary of Parent, shall not exceed an aggregate amount in excess of US$250,000 in any fiscal year.

“Revolving Advances Maturity Date” means April 29, 2017 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Termination Fee” means a payment equal to 1.0% of the Term Loan B Commitment.

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(b) The following new definitions are hereby added to Section 12.1 of the Agreement in alphabetical order:

“Fourth Amendment” means that certain Amendment Number Four to Business Financing Agreement, dated as of April 29, 2015, among Borrowers and Lender, amending this Aggreement.

“Term Advance B” has the meaning given to such term in Section 1.14 of this Agreement.

“Term Advance B Closing Date” has the meaning given to such term in Section 1.14 of this Agreement.

“Term Advance B Commitment” means $2,000,000.

“Term Advance B Maturity Date” means April 29, 2018 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

14. Replacement Exhibit A. Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

15. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a) Lender shall have received this Amendment, duly executed by Borrowers;

(b) Lender shall have received Corporate Resolutions to Borrow from each Borrower, duly executed by the applicable officers of such Borrower;

(c) Lender shall have received payment of a Term Advance B loan fee in the amount of $10,000, which fee shall be fully-earned and non-refundable;

(d) Lender shall have received payment of the $25,000 Facility Fee, which fee shall be fully-earned and non-refundable;

(e) Lender shall have received payment of the $500 Due Diligence Fee, which fee shall be fully-earned and non-refundable;

(f) No Event of Default or Default shall have occurred and be continuing; and

(g) All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

16. Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a) No Event of Default or Default is continuing;

(b) All of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c) This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

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17. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

18. Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

19. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

20. Release.

(a) Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b) Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

21. Reaffirmation of the Agreement. The Agreement as amended hereby and all agreements, instruments and documents executed in connection therewith (including without limitation, each Intellectual Property Security Agreement, each Collateral Pledge Agreement, and all other agreements, instruments and documents previously executed by New Borrowers prior to the date of this Amendment) remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

LILIEN SYSTEMS,
a California corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chairman

SYSOREX GOVERNMENT SERVICES, INC.,
a Virginia corporation

By:	/s/ Wendy Loundermon
Name:	Wendy Loundermon
Title:	President and Chief Financial Officer

SYSOREX FEDERAL, INC.,
a Delaware corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

SYSOREX GLOBAL HOLDINGS CORP.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

SHOOM, INC.,
a California corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Director

AIRPATROL CORPORATION,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Director

[Signatures continue on the following page].

Amendment Number Four to Business Financing Agreement

BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ David Feiock
Name:	David Feiock
Title:	Vice President

Amendment Number Four to Business Financing Agreement

EXHIBIT A

TO

AMENDMENT NUMBER FOUR TO BUSINESS FINANCING AGREEMENT